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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

    Each of the undersigned (i) directors or (ii) directors and officers of The St. Paul Companies, Inc. ("St. Paul"), hereby severally constitutes and appoints Bruce A. Backberg and Edward M. Gerber, or either of them (with full power of each of them to act alone), his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, to execute on behalf of each of the undersigned the Registration Statement on Form S-4 relating to the common stock of St. Paul, to be issued in connection with the proposed merger of a wholly owned subsidiary of St. Paul, and USF&G Corporation, and any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents full power and authority to perform each and every act necessary to be done as fully to all intents and purposes as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, of their substitutes, may lawfully do or cause to be done by virtue hereof.

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          SIGNATURE                         TITLE                      DATE
------------------------------  ------------------------------  -------------------
  /s/ MICHAEL R. BONSIGNORE
------------------------------             Director              February 3, 1998
    Michael R. Bonsignore
     /s/ JOHN H. DASBURG
------------------------------             Director              February 3, 1998
       John H. Dasburg
     /s/ W. JOHN DRISCOLL
------------------------------             Director              February 3, 1998
       W. John Driscoll
    /s/ PIERSON M. GRIEVE
------------------------------             Director              February 3, 1998
      Pierson M. Grieve
    /s/ THOMAS R. HODGSON
------------------------------             Director              February 3, 1998
      Thomas R. Hodgson
       /s/ RONALD JAMES
------------------------------             Director              February 3, 1998
         Ronald James
      /s/ DAVID G. JOHN
------------------------------             Director              February 3, 1998
        David G. John
     /s/ WILLIAM H. KLING
------------------------------             Director              February 3, 1998
       William H. Kling
  /s/ DOUGLAS W. LEATHERDALE    Chairman, President, Chief
------------------------------    Executive Officer and          February 3, 1998
    Douglas W. Leatherdale        Director
    /s/ BRUCE K. MACLAURY
------------------------------             Director              February 3, 1998
      Bruce K. MacLaury
      /s/ GLEN D. NELSON
------------------------------             Director              February 6, 1998
        Glen D. Nelson
 /s/ ANITA M. PAMPUSCH, PH.D.
------------------------------             Director              February 3, 1998
   Anita M. Pampusch, Ph.D.
    /s/ GORDON M. SPRENGER
------------------------------             Director              February 3, 1998
      Gordon M. Sprenger
    /s/ PATRICK A. THIELE
------------------------------  Executive Vice President and     February 3, 1998
      Patrick A. Thiele           Director
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